UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Juniper Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholders,

You recently received proxy materials in connection with the 2015 Annual Meeting of Stockholders of Juniper Pharmaceuticals, Inc. (formerly known as Columbia Laboratories, Inc.) scheduled to be held on July 7th, 2015.

In addition to the election of directors and the ratification of our independent registered public accounting firm, you are being asked to approve the 2015 Long-Term Incentive Plan and, on an advisory basis, the compensation of our named executive officers, or “say-on-pay.”

Your board of directors unanimously recommends that you vote “FOR” each of the three proposals.

According to our latest records, YOUR PROXY VOTE HAS NOT YET BEEN RECEIVED.

Your vote is important. Please vote today by telephone or Internet to ensure your vote is received in time for the meeting! It is quick and easy.

TO VOTE THROUGH THE INTERNET:	TO VOTE BY TOUCHTONE PHONE:
Go to www.proxyvote.com and follow the instructions on the website to vote your shares using the 12-digit control number on the enclosed voting instruction form.	Call the toll-free number on the enclosed voting instruction form and follow the instructions.

Alternatively, you may sign the enclosed voting instruction form and return it in the postage-paid envelope provided.

If you have any questions, please do not hesitate to call our proxy solicitation firm, MacKenzie Partners at 800.322.2885 (toll-free in N. America) or at 212.929.5500.

Thank you in advance for your support and for acting promptly.

On behalf of your Board of Directors,

/s/ Frank Condella

     Frank Condella

     CEO Juniper Pharmaceuticals